Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-267468, 333-231509 and 333-258800) and Form S-8 (Nos. 333-264113 and 333-258992) of Global Ship Lease, Inc. of our report dated March 18, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

March 18, 2025